Exhibit 99.1

n e w s r e l e a s e	Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com

FOR MORE INFORMATION CONTACT:

Regina Nethery Humana Investor Relations (502) 580-3644 e-mail: Rnethery@humana.com

Tom Noland

Humana Corporate Communications

(502) 580-3674

e-mail: Tnoland@humana.com

Humana Reports Third Quarter 2013 Financial Results;

Issues 2014 Guidance

•	3Q13 EPS of $2.31, full-year 2013 EPS of $8.65 to $8.75 reiterated

•	2014 EPS guidance of $7.25 to $7.75 includes $0.50 to $0.90 for investments in and startup expenses of the company’s state-based contracts and health care exchange businesses

•	Consolidated revenues expected to exceed $43 billion in 2014

•	Medicare Advantage membership projected to grow in 2014 by 260,000 to 305,000

•	Steven McCulley elected as Interim Chief Financial Officer effective January 1, 2014

LOUISVILLE, KY (November 6, 2013) – Humana Inc. (NYSE: HUM) today reported diluted earnings per common share (EPS) for the quarter ended September 30, 2013 (3Q13) of $2.31, compared to $2.62 per share for the quarter ended September 30, 2012 (3Q12). Results for 3Q13 reflected improved year-over-year results for the company’s Employer Group and Healthcare Services Segments, which were more than offset by lower results for the Retail Segment and Other Businesses.

For the nine months ended September 30, 2013 (YTD13) the company reported EPS of $7.90 compared to $6.27 in the nine months ended September 30, 2012 (YTD12). YTD13 performance reflected improved operating results for each of the company’s business segments compared to YTD12.

The company continues to anticipate EPS for the year ending December 31, 2013 (FY13) to be in the range of $8.65 to $8.75.

Looking ahead to the year ending December 31, 2014 (FY14), the company projects EPS to be in the range of $7.25 to $7.75 reflecting expected solid performance from the company’s existing businesses as well as $0.50 to $0.90 per share in investment spending and startup expenses for the company’s newer state-based contracts(a) and health care exchange businesses.

“We are pleased that our operating results continue to show the strength of our base business,” said Bruce D. Broussard, President and Chief Executive Officer of Humana. “Additionally, we believe our integrated care delivery model capabilities, like value-based provider contracting, chronic care management and advanced data analytics, provide a successful platform for the emerging opportunities and the challenges of the Medicare payment pressures in the coming years.”

CFO search update

Steven E. McCulley, currently Vice President, Controller and Principal Accounting Officer, has been elected by the company’s Board of Directors as Interim Chief Financial Officer effective January 1, 2014. As previously announced, James H. Bloem, currently Senior Vice President, Chief Financial Officer and Treasurer will retire from that position December 31, 2013. Effective with this transition, McCulley will assume all the responsibilities currently held by Bloem until a Chief Financial Officer has been elected. Bloem was also elected as Advisor to the Office of Chief Financial Officer effective January 1, 2014.

Detailed press release

Humana’s full detailed earnings press release has been posted to the company’s Investor Relations site and may be accessed at http://phx.corporate-ir.net/phoenix.zhtml?c=92913&p=irol-news&nyo=0 or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).

Conference Call & Virtual Slide Presentation

Humana will host a conference call, as well as a virtual slide presentation, at 9:00 a.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. A live virtual presentation (audio with slides) may be accessed via Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on at least 15 minutes in advance of the call. The company also suggests web participants visit the site well in advance of the call to run a system test and to download any free software needed to view the presentation.

All parties interested in the audio-only portion of the conference call are invited to dial 888-625-7430. No password is required. The company suggests participants dial in at least ten minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive may be accessed via the Historical Webcasts & Presentations section of the Investor Relations page at www.humana.com.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•	If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of health care services delivered to its members, if the company is unable to implement clinical initiatives to provide a better health care experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in payment patterns and medical cost trends.

•	If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives (given the concentration of the company’s revenues in the Medicare business), the company’s business may be materially adversely affected.

•	If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana’s business may be materially adversely impacted by CMS’s adoption of a new coding set for diagnoses (commonly known as ICD-10).

•	Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government) and governmental and internal investigations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•	As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government health care programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government-determined payment rates or other changes in the governmental programs in which Humana participates.

•	The Health Care Reform Law, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; financial position, including the company’s ability to maintain the value of its goodwill; and cash flows. In addition, if Humana is unable to adjust its business model to address the non-deductible health insurance industry fee and other assessments, including the three-year commercial reinsurance fee, such as through the reduction of the company’s operating costs, there can be no assurance that the non-deductible health insurance industry fee and other assessments would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.

•	Our participation in, and the operational functionality of, the new federal and state health insurance exchanges, which have experienced certain technical difficulties in their early implementation and which entail uncertainties associated with mix and volume of business, could adversely affect our results of operations, financial position, and cash flows.

•	Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	Any failure to manage operating costs could hamper Humana’s profitability.

•	Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from its subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	Changes in economic conditions could adversely affect Humana’s business and results of operations.

•	Federal government contracts account for a substantial portion of our revenue and earnings. A delay by Congress in raising the federal government’s debt ceiling, should it occur, could lead to a delay, reduction, suspension or cancellation of federal government spending that could, in turn, have a material adverse effect on our business, cash flows, and profitability.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

•	Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2012 (as amended by the Form 10-K/A filed on April 12, 2013);

•	Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

•	Form 8-Ks filed during 2013.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is a leading health care company that offers a wide range of insurance products and health and wellness services that incorporate an integrated approach to lifelong well-being. By leveraging the strengths of its core businesses, Humana believes it can better explore opportunities for existing and emerging adjacencies in health care that can further enhance wellness opportunities for the millions of people across the nation with whom the company has relationships.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases;

•	Replays of most recent earnings release conference calls;

•	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);

•	Corporate Governance information.